Exhibit 4.6

USFM CORPORATION

OFFERING OF COMMON STOCK

SUBSCRIPTION AGREEMENT

By signing and submitting this subscription agreement (the “Subscription Agreement”) with respect to the offering (the “Offering”) of Shares (as defined below) of USFM Corporation, a Colorado corporation (the “Company”), the undersigned investor (“you” or “Subscriber”) represents and agrees, and intends that the Company rely on your representations and agreements, as follows (except to the extent that the Company is providing a representation, warranty or obligation to you):

1.	Subscription. This is a subscription for [●] shares (“Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), at $ [●] per Share in the Company (the “Offering Price”), for a total investment of $ [●] (the “Subscription Amount”), payable in immediately available United States dollars. You understand that the Securities Act of 1933, as amended (the “Securities Act”), provides for certain required minimum suitability standards for any prospective investor to qualify as an “Accredited Investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act; and that the satisfaction of such minimum suitability standards does not necessarily mean that an investment in the Company is a suitable investment for any particular Accredited Investor. You understand that your subscription is strictly subject to the acceptance or rejection, in whole or in part, by the Company, in the Company’s sole discretion, and that your subscription shall not be binding on the Company unless and until this Subscription Agreement has been countersigned by the Company; and, that in determining whether a subscription is acceptable, the Company will rely on the responses, representations, and warranties and agreements made by you in this Subscription Agreement.

2.	Full Understanding and Acceptance of Risk. You acknowledge that you have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of this investment and acknowledge such your full understanding that there can be no assurance that the Company will be able to successfully achieve its investment objectives. Further, you accept the risk of a complete loss of your total investment in the Company.

You agree that in reaching the conclusion that you desire to acquire the Shares, you have carefully evaluated your financial resources and investment position, and the risk associated with this investment and acknowledge that you are able to bear the economic risks of this investment. You are aware that the purchase of the Shares is highly speculative and involves a high degree of risk, and that you are able to bear the tax and economic risks of the investment in the Shares and can afford the complete loss of your investment in the Company.

3.	No Distribution or Resale. You represent, warrant and agree that you are acquiring the Shares solely for your own account, for investment, and not with a view to the distribution or resale. You further represent that your financial condition is such that you are not under any present necessity, or constraint, to dispose of such Shares to satisfy any existing or contemplated debt or undertaking.

4.	No Registration. You are aware of the fact that the Shares have not been registered, nor is registration contemplated, under the Securities Act, and accordingly, that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or unless, in an opinion of counsel satisfactory to the Company, a sale or transfer may be made without registration. You are further aware that you may not be entitled to make any sales or transfers of the Shares pursuant to the exemption afforded by Rule 144 under the Securities Act. You acknowledge that the transfer of the Shares may also be restricted in accordance with the terms of the Company’s bylaws (the “Bylaws”) and articles of incorporation (the “Articles of Incorporation”). You agree that if any certificates evidencing the Shares are issued to you, such certificates may bear a legend restricting their transfer and that a notation may be made in the records of the Company restricting the transfer of such Shares containing substantially the following language:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT EFFECTIVE REGISTRATIONS THEREUNDER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES).

6.	No Advertising. You acknowledge that neither the Company nor any person acting on behalf of the Company offered to sell the Shares to you by means of any form of general advertising or solicitation, such as media advertising or seminars.

7.	No Oversight or Review. You understand that no federal or state securities commission has approved, disapproved, endorsed or recommended the Offering. No independent person has confirmed the accuracy, truthfulness or completeness of any materials that may be provided to you in connection with this Offering. You understand that any representation to the contrary is illegal.

8.	Investor Questionnaire. Please verify that you are an Accredited Investor by indicating as follows:

a.	Verification of status as an Accredited Investor under Regulation D for individual persons (entities and trusts need not answer). You represent and warrant that you are an Accredited Investor and further represent and warrant as follows (please INITIAL or CHECK all applicable items):

i.	You will be the sole party owner of the Shares, are at least 21 years of age and a bona fide resident and domiciliary (not a temporary or transient resident) of the state listed opposite your signature on this Subscription Agreement;

Yes	or	No;

ii.	You have a net worth, or joint net worth with your spouse or a cohabitant occupying a relationship with you generally equivalent to that of a spouse (each, a “Spouse”), in excess of $1,000,000.00[1] excluding the fair market value of your primary residence;

Yes	or	No;

1 As used in this item, “net worth” means the excess of total assets at fair market value, including home furnishings and automobiles, over total liabilities; provided that, (i) the investor’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the investor’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the interest, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of the interest exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the investor’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the interest shall be included as a liability.

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iii.	You had an individual annual income [2] (exclusive of any income attributable to your Spouse) in excess of $200,000.00 in each of the past two years, and reasonably expect to have an individual annual income in excess of $200,000.00 in the current year;

Yes	or	No;

iv.	You had joint annual income[3] with your Spouse in excess of $300,000.00 in each of the past two years, and reasonably expect to have joint annual income in excess of $300,000.00 in the current year;

Yes	or	No;

v.	You are a director or executive officer of the Company;

Yes	or	No.

vi.	You are a holder in good standing of one or more of the following licenses: (i) Licensed General Securities Representative (Series 7), (ii) Licensed Investment Adviser Representative (Series 65) or (iii) Licensed Private Securities Offerings Representative (Series 82);

Yes	or	No.

vii.	You are either (i) an SEC- or state-registered investment adviser or (ii) an exempt reporting adviser (as defined under Section 203(l) or 203(m) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)).

Yes	or	No.

b.	Verification of status as an Accredited Investor under Regulation D for trusts (individuals and non-trust entities need not respond). You represent that you are an Accredited Investor which was not formed for the specific purpose of acquiring the Shares and further represent as follows:

i.	You are a trust that (a) has total assets in excess of $5,000,000.00 and (b) the purchase of an interest is being directed by a “sophisticated person.” As used in the foregoing sentence, a “sophisticated person” means a person who has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating the merits and risks of the prospective investment. If you answer “Yes” to this item, please provide the full legal name of the sophisticated person below:

Yes	or	No;

ii.	You are: (a) a “bank” as defined in Section 3(a)(2) of the Securities Act, a savings and loan association, or other institution as described in Section 3(a)(5)(A) of the Securities Act; (b) acting in a fiduciary capacity; and (c) subscribing for an interest on behalf of a trust account or accounts.

Yes	or	No;

2 For purposes of this item, “individual annual income” means adjusted gross income as reported for U.S. federal income tax purposes, less any income attributable to a Spouse or to property owned by a Spouse, increased by the following amounts (but not including any amounts attributable to a Spouse or to property owned by a Spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code prior to its repeal by the Tax Reform Act of 1986.

3 For purposes of this item, “joint annual income” means adjusted gross income as reported for U.S. federal income tax purposes, including any income attributable to a Spouse or to property owned by a Spouse increased by the following amounts (including any amounts attributable to a Spouse or to property owned by a Spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code prior to its repeal by the Tax Reform Act of 1986.

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iii.	You are a revocable trust that may be amended or revoked at any time by the grantor(s) (i.e., settlor(s)) thereof, and each grantor is an Accredited Investor, as described in Section 8 (a). If you answer “Yes” to this item, please list the full legal name(s) of each grantor below and describe the basis upon which each grantor qualifies as an Accredited Investor:[4]

Yes	or	No;

c.	Verification of status as an Accredited Investor under Regulation D for entities (individuals and trusts need not respond). You represent that you are an Accredited Investor which was not formed for the specific purpose of acquiring the Shares and further represent as follows:

i.	You are an entity that has total assets in excess of $5,000,000.00;

Yes	or	No;

ii.	You are an “employee benefit plan” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the decision to invest in the Company was made by a plan fiduciary (as defined in Section 3(21) of ERISA) that is a bank, savings and loan association, insurance company or investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”). The name of the plan fiduciary is:

Yes	or	No;

iii.	You are an “employee benefit plan” within the meaning of ERISA and have total assets in excess of $5,000,000.00.

Yes	or	No;

iv.	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, and has total assets in excess of $5,000,000.00.

Yes	or	No;

v.	You are a limited liability company and have total assets in excess of $5,000,000.00.

Yes	or	No;

vi.	You are an entity that has total investments in excess of $5,000,000.00.

Yes	or	No;

vii.	You are a “family office,” as defined under 17 CFR Section 275.202(a)(11)(G)-1) (the “Family Office Rule”), that has at least $5,000,000.00 in assets under management and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment, or you are a “family client” (as defined in the Family Office Rule) of such a family office and your prospective investment is directed by such family office.

Yes	or	No;

4 For purposes of this item, “Accredited Investor” includes any individual that (i) has a net worth, or joint net worth with his or her Spouse, in excess of $1,000,000.00 excluding the fair market value of his or her primary residence; (ii) has an individual annual income (exclusive of any income attributable to his or her Spouse) in excess of $200,000.00 in each of the past two years, and reasonably expects to have an individual annual income in excess of $200,000.00 in the current year; (iii) had joint annual income with his or her Spouse in excess of $300,000.00 in each of the past two years, and reasonably expect to have joint annual income in excess of $300,000.00 in the current year; (iv) is a director or executive officer of the Company; (v) is a holder in good standing of a Series 7, Series 65 or Series 82 license or (vi) is either (a) an SEC- or state-registered investment adviser or (b) an exempt reporting adviser.

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viii.	You are an individual retirement account, Keogh Plan or other self-directed defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account and the investing participant is an Accredited Investor, as described in Section 8 (a). If you answer “Yes” to this item, please list the full legal name of the investing participant below and describe the basis upon which such participant qualifies as an Accredited Investor:[5]

Yes	or	No;

ix.	You are an organization described in Section 501(c)(3) of the Internal Revenue Code (the “Code”) which was not formed for the specific purpose of acquiring an interest and has total assets in excess of $5,000,000.00.

Yes	or	No;

x.	You are a “bank” as defined in Section 3(a)(2) of the Securities Act or a savings and loan association, or other institution described in Section 3(a)(5)(A) of the Securities Act acting in its individual capacity.

Yes	or	No;

xi.	You are an insurance company as defined in Section 2(13) of the Securities Act.

Yes	or	No;

xii.	You are a broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Yes	or	No;

xiii.	You are a private business development company, as defined in Section 202(a)(22) of the Advisers Act.

Yes	or	No;

xiv.	You are an investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

Yes	or	No;

xv.	You are a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Yes	or	No;

5 For purposes of this item, “Accredited Investor” includes any individual that (i) has a net worth, or joint net worth with his or her Spouse, in excess of $1,000,000.00 excluding the fair market value of his or her primary residence; (ii) has an individual annual ncome (exclusive of any income attributable to his or her Spouse) in excess of $200,000.00 in each of the past two years, and reasonably expects to have an individual annual income in excess of $200,000.00 in the current year; (iii) had joint annual income with his or her Spouse in excess of $300,000.00 in each of the past two years, and reasonably expect to have joint annual income in excess of $300,000.00 in the current year; (iv) is a director or executive officer of the Company; (v) is a holder in good standing of a Series 7, Series 65 or Series 82 license or (vi) is either (a) an SEC- or state-registered investment adviser or (b) an exempt reporting adviser.

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xvi.	You are a “rural business investment company,” as defined under Section 384A of the Consolidated Farm and Rural Development Act.

Yes	or	No;

xvii.	Each beneficial owner of your equity interests is an Accredited Investor (i.e., can qualify as an Accredited Investor under one or more of the foregoing categories in Section 8(a), 8(b) or 8(c)). If you answer “Yes” to this item only, please list the full legal name(s) of each of your beneficial owners below and describe the basis upon which each equity owner qualifies as an Accredited Investor: [6]

Yes	or	No;

d.	Suitability and Sophistication. You represent and warrant that:

i.	You have such knowledge and experience in financial and business matters such that you are capable of evaluating the merits and risks associated with an investment in the Company and are able to bear such risks, and have obtained, in your judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. You have evaluated the risks of an investment in the Company, understand there are substantial risks of loss incidental to the purchase of an interest and have determined that an interest is a suitable and appropriate investment for you. You have carefully reviewed and understand the various risks and conflicts of interest.

Yes	or	No;

ii.	You have previously invested in membership units, stock, investment partnerships, venture capital or real estate funds or purchased non-marketable or restricted securities (i.e., those which were sold in reliance upon the private offering exemption under the Securities Act):

Yes	or	No;

iii.	You understand that this investment provides limited liquidity since the Shares are not freely transferable:

Yes	or	No.

6 For purposes of this item, “Accredited Investor” includes (a) any individual that (i) has a net worth, or joint net worth with his or her Spouse, in excess of $1,000,000.00 excluding the fair market value of his or her primary residence; (ii) has an individual annual income (exclusive of any income attributable to his or her Spouse) in excess of $200,000.00 in each of the past two years, and reasonably expects to have an individual annual income in excess of $200,000.00 in the current year; (iii) had joint annual income with his or her Spouse in excess of $300,000.00 in each of the past two years, and reasonably expect to have joint annual income in excess of $300,000.00 in the current year; (iv) is a director or executive officer of the Company; (v) is a holder in good standing of a Series 7, Series 65 or Series 82 license or (vi) is either (x) an SEC- or state-registered investment adviser or (y) an exempt reporting adviser; or (b) any trust or entity described in Sections 10(b)-(c).

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9.	Bad Actor Representations

Please select the “True” box if any of the following statements is true with respect to the Subscriber or any beneficial owner of the Subscriber that has, or shares, the power to vote or dispose of an interest in the Company7 or the “False” box if it is not true.

1.	(True) (False)	Has been convicted, within the prior ten years, of any felony or misdemeanor: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the SEC; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

2.	(True) (False)	Is or ever has been subject to any order, judgment or decree of any court of competent jurisdiction, entered within the prior five years, that restrains or enjoins it or him/her from engaging or continuing to engage in any conduct or practice: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the SEC; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

3.	(True) (False)	Is or ever has been subject to a final order of a U.S. state securities commission (or an agency or officer of a U.S. state performing like functions); a U.S. state authority that supervises or examines banks, savings associations, or credit unions; a U.S. state insurance commission (or an agency or officer of a state performing like functions); an appropriate U.S. federal banking agency; the U.S. Commodity Futures Trading Commission (the “CFTC”); or the U.S. National Credit Union Administration that: (A) bars it or him/her from: (1) association with an entity regulated by such commission, authority, agency, or officer; (2) engaging in the business of securities, insurance or banking; or (3) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the last ten years.

7 The holder of Shares in the Company should answer the questions with respect to itself and each other person that has, or shares, directly or indirectly, the power to vote or dispose of such Shares as interpreted by Rule 13d-3 under the Securities Act.

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4.	(True) (False)	Is or ever has been subject to an order of the SEC entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Advisers Act, that, (A) suspends or revokes its or his/her registration as a broker, dealer, municipal securities dealer or investment adviser; (B) places limitations on its or his/her activities, functions or operations; or (C) bars it or his/her from being associated with any entity or from participating in the offering of any penny stock.

5.	(True) (False)	Is or ever has been subject to any order of the SEC entered within the last five years that orders it or him/her to cease and desist from committing or causing a violation or future violation of: (A) any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, and 17 CFR 240.10b-5, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act, or any other rule or regulation thereunder; or (B) Section 5 of the Securities Act.

6.	(True) (False)	Is or ever has been suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

7.	(True) (False)	Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the prior five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

8.	(True) (False)	Is or ever has been subject to a United States Postal Service false representation order entered within the last five years, or a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

10.	Irrevocable Subscription. You understand and agree that this subscription is irrevocable and that the representations and warranties made in this Subscription Agreement will survive the subscription’s being accepted.

11.	Indemnification. You acknowledge that the Company and its Board of Directors are relying on the representation, and agreements you are making in this Subscription Agreement as the basis, in part, for the determination that the offer and sale of the Shares are not subject to the registration requirements of the Securities Act or any applicable state securities laws. Accordingly, you agree to indemnify and hold the Company harmless from any and all liabilities, damages, losses, costs and expenses (including reasonable attorneys’ fees) which the Company may incur by reason of your failure to fulfill any of the terms, conditions and requirements of you under this Subscription Agreement, or by reason of your breach of any of your representations or warranties contained in it. This Subscription Agreement and the representations contained in it shall be binding upon your heirs, executors, administrators, successors and assigns. The agreements and representations made in this Subscription Agreement shall become effective and binding upon your heirs, legal representatives, successors and assigns upon the Company’s written acceptance of this Subscription Agreement in the space provided below.

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12.	Non-Natural Persons. If you are an entity, you (i) are duly organized, validly existing and in good standing under the laws of your jurisdiction of organization, (ii) have all requisite power and authority to execute and deliver and perform your obligations under this Subscription Agreement, and (iii) were not formed for the purpose of investing in the Shares. The execution, delivery and performance of this Subscription Agreement have been duly authorized by all necessary action on your part of and no other proceeding on your part is necessary to authorize the execution and delivery of this Subscription Agreement and the consummation by you of the transactions contemplated herein.

13.	Forward-Looking Information. The Subscriber understands that information concerning the Company or its business in any offering materials that may be provided by the Company to the Subscriber may contain financial projections and other forward-looking information. The Subscriber represents that the Subscriber has viewed any financial projections and forward-looking information with a critical frame of mind and if appropriate, the Subscriber has discussed the information with the officers and other personnel of the Company in order to form a better judgment regarding the information. The Subscriber acknowledges and understands that any information provided about the Company’s future plans and prospects is uncertain and subject to all of the uncertainties inherent in future predictions. The Subscriber is not relying on any of the Company’s financial projections or forward-looking statements in making an investment decision to purchase the Shares.

14.	Value of Shares. The Subscriber understands that the Company makes no assurances whatsoever concerning the present or prospective value of the Shares, the price of which has been arbitrarily determined and that no third-party valuation has been conducted in connection with the value of the Shares.

15.	Residency. The Subscriber is a resident of the state and country set forth on the signature page hereto (or if the Subscriber is a non-natural person, was formed in the jurisdiction indicated on its information page hereto).

16.	Not Subject to Backup Withholding. The Subscriber certifies, under penalty of perjury, that the Subscriber is not subject to the backup withholding provisions of the Code. (Note: The Subscriber is subject to backup withholding if: (i) the Subscriber fails to furnish its Social Security Number or Taxpayer Identification Number herein; (ii) the Internal Revenue Service notifies the Company that the Subscriber furnished an incorrect Social Security Number or Taxpayer Identification Number; (iii) the Subscriber is notified that it is subject to backup withholding; or (iv) the Subscriber fails to certify that it is not subject to backup withholding or the Subscriber fails to certify the Subscriber’s Social Security Number or Taxpayer Identification Number.)

17.	Legal Representation. The Subscriber understands that: (i) the Company has engaged legal counsel to provide assistance to the Company in connection with the offer and sale of the Shares; (ii) legal counsel engaged by the Company does not represent the Subscriber or the Subscriber’s interests; (iii) this legal counsel has conducted only nominal due diligence in connection with the offering of the Shares and the Company; and (iv) the Subscriber is not relying on legal counsel engaged by the Company. The Subscriber has had the opportunity to engage, and obtain advice from, the Subscriber’s own legal counsel with respect to the investment contemplated herein.

18.	Stop Transfer Order. The Subscriber agrees that the Company may place a stop transfer order with its registrar and transfer agent (if any) covering the Shares.

19.	No Public Information. The Subscriber understands and acknowledges that the Company currently does not file periodic reports with the SEC pursuant to the requirements of Sections 13 or 15(d) of the Exchange Act, and may not be obligated to file such reports at any time in the future.

20.	Relationship to Brokerage Firms. (Please answer the following questions by initialing or checking the appropriate response, or if answer to each is no, circle “NO” here):

YES NO	Is the Subscriber a director, officer, partner, branch manager, registered representative, employee, stockholder of, or similarly related to or employed by, a brokerage firm?

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YES NO	Is the Subscriber’s Spouse, father, mother, father-in-law, mother-in-law, or any of the Subscriber’s brothers, sisters, brothers-in-laws, sisters-in-law or children, or any relative which the Subscriber supports, a director, officer, partner, branch manager, registered representative, employee, stockholder of, or similarly related to or engage by, a brokerage firm?

YES NO	Does the Subscriber own voting securities of any brokerage firm?

(If the Subscriber answered YES to any of the foregoing questions, please contact the Company to provide additional information before the subscription can be considered.)

21.	Anti-Money Laundering Representations. The Subscriber hereby represents, warrants and certifies to the Company and hereby agrees, as follows:

The Subscriber should check the website of the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at http://www.treas.gov/officesienforcementiofac/ (the “OFAC Website”) before making the following representations and agreements.

a.	The Subscriber acknowledges that the Company prohibits investments in the Company by or on behalf of the following persons or entities (each, a “Prohibited Investor”) and represents that none of it, any person controlling or controlled by it, or any of its beneficial owners, is a Prohibited Investor:

i.	A country, territory, individual or entity whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, which is available through the OFAC Website;

ii.	An individual who resides in or is a citizen of, or an entity that maintains a place of business in, or any person whose funds are transferred from or through a country subject to any sanctions program administered by OFAC, a list of which is available through the OFAC Website; and

iii.	A “Foreign Shell Bank” as defined in the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended, which generally means a non-U.S. bank that does not conduct banking operations at a physical location.

b.	The investment was not, is not and will not directly or indirectly be derived from, or related to, any activities that contravene or may contravene applicable laws and regulations, including applicable anti-money laundering laws and regulations. No consideration that the Subscriber has contributed or will contribute to the Company shall cause the Company or any entity that maintains a bank account for the Company to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001.

c.	The Subscriber shall promptly on demand provide any information and execute and deliver any documents as the Company or any of its respective affiliates or agents may request to verify the identity and source of funds of the Subscriber in accordance with applicable legal and regulatory requirements relating to anti-money laundering including, without limitation, the Subscriber’s anti-money laundering policies and procedures, background documentation relating to the Subscriber’s directors, trustees, settlors, beneficial owners and/or control persons, and audited financial statements, if any.

d.	None of the Subscriber, any of its affiliates, or any of their beneficial owners is a person or entity listed in Executive Order 13224 Blocking Terrorist Property And Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism or the Annex thereto (the “Annex”), as published at http://treas.gov/offices/enforcement/ofac/programs/ on the date reflected on your signature page hereto, and as updated from time to time by OFAC. Furthermore, neither the Subscriber nor any of its affiliates is an agent or intermediary for any entity or person listed in the Annex. The Subscriber will also take reasonable steps to ensure that its affiliates and any parties for which it is acting as an agent or intermediary are not listed in the Annex.

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e.	The Subscriber acknowledges that United States federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals identified on the OFAC Website.[8] In addition, the programs administered by OFAC (“OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. The Subscriber represents and warrants that, to the best of its knowledge and belief, none of (i) the Subscriber; (ii) any person controlling or controlled by the Subscriber; (iii) if the Subscriber is a privately held entity, any person having beneficial ownership of the Subscriber; or (iv) any person for whom the Subscriber is acting as agent or nominee in connection with this subscription (collectively, the “Investor Parties”) is a country, territory, individual or entity named on an OFAC list, and none of the Investor Parties is a person or entity prohibited under the OFAC Programs.

f.	The Subscriber is not (A) a senior foreign political figure [9] or an immediate family member[10] or close associate[11] of a senior foreign political figure, (B) a politically exposed person[12] (as such term is defined in the rules of the Financial Action Task Force on Money Laundering) or (C) a person or entity resident in or whose investment or other payments are transferred from or through an account in any foreign country or territory that has been designated as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization ceases to concur.

g.	If the Subscriber is a non-U.S. banking institution (a “Non-U.S. Bank”), or if the Subscriber receives deposits from, makes payments on behalf of or handles other financial transactions related to a Non-U.S. Bank:

i.	the Non-U.S. Bank has a fixed address, other than solely an electronic address, in a country in which the Non-U.S. Bank is authorized to conduct banking activities;

ii.	the Non-U.S. Bank employs one or more individuals on a full-time basis;

iii.	the Non-U.S. Bank maintains operating records related to its banking activities;

iv.	the Non-U.S. Bank is subject to inspection by the banking authority that licensed the Non-U.S. Bank to conduct banking activities; and

v.	the Non-U.S. Bank does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a regulated affiliate.

8 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

9 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether or not elected), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

10 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, Spouse, children and inlaws.

11 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

12 “Politically Exposed Person” means individuals who are or have been entrusted with prominent public functions in a foreign country, including heads of state or of government, senior politicians, senior government, judicial or military officials, senior executives of state-owned corporations, important political party officials, and family members or close associates of any of the foregoing.

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h.	The Subscriber acknowledges and agrees that, notwithstanding anything to the contrary contained in the Bylaws, the Articles of Incorporation, the Stockholders’ Agreement, any side letter or any other agreement, to the extent required by any anti-money laundering law or regulation or by OFAC, the Company may prohibit additional investments, restrict dividends or take any other reasonably necessary or advisable action with respect to the Subscriber or its interest to comply with such anti-money laundering law or regulation or with OFAC, and the Subscriber shall have no claim, and shall not pursue any claim, against the Company or its agents with respect to such actions. The Company or its agents may disclose the Subscriber’s identity to OFAC or other governmental or regulatory authorities.

i.	The Subscriber understands and agrees that any distribution or other payment made by the Company will be paid to the same account from which the Subscriber’s investment was originally remitted, unless the Company, in its sole discretion, agrees otherwise.

j.	The Subscriber understands and agrees that the Company will only accept wire transfers from, or pay any distribution proceeds or other amounts to, an account maintained in the name of the Subscriber at a banking institution that is located in the United States or another country that is a member of the Financial Action Task Force on Anti-Money Laundering.

k.	If the Subscriber is a private entity, it has conducted reasonable and appropriate due diligence with respect to all persons having beneficial ownership of the Subscriber in order to: (i) identify all persons having beneficial ownership of the Subscriber and (ii) verify the identity of all persons having beneficial ownership of the Subscriber. The Subscriber agrees that it will retain evidence of any such due diligence, persons having beneficial ownership interests of the Subscriber and source of funds.

l.	The Subscriber represents that, to the extent required by applicable law, it has customary policies and procedures in place with respect to anti-money laundering and related activities that have been approved or reviewed by counsel or internal compliance personnel reasonably informed of anti-money laundering policies and their implementation.

22.	Certain Representations and Warranties of the Company: As of the date of the Company’s acceptance of this Subscription Agreement (as reflected on its acceptance page hereto) and on the date the Company delivers the Shares to you:

a.	Company represents that it is (i) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and (ii) has all requisite power and authority to execute and deliver and perform its obligations under this Subscription Agreement (once accepted by the Company). When accepted by Company, Company further represents that the execution, delivery and performance of this Subscription Agreement has been duly authorized by all necessary action on its respective part of and no other proceeding on its part is necessary to authorize the execution and delivery of this Subscription Agreement and the consummation by it of the transactions contemplated herein.

b.	The Company hereby represents and warrants to the Subscriber that immediately following the consummation of the transactions contemplated by this Subscription Agreement, the Subscriber will hold the Shares in the Company set forth on Exhibit A hereto. Such Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Subscription Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Company’s Articles of Incorporation, Bylaws, Stockholders’ Agreement, applicable state and federal securities laws, and liens or encumbrances created by or imposed by the Subscriber. Such Shares will be issued in compliance with all applicable federal and state securities laws.

c.	All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and acceptance of this Subscription Agreement, the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at such time as required by such governmental authority.

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d.	The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company.

e.	The Company’s authorization, execution and acceptance of this Subscription Agreement will not constitute or result in a default, breach or violation of any law or regulation applicable to the Company, or any term or provision of the Company’s current Articles of Incorporation or operative documents, or any material agreement or instrument by which it is bound or to which its properties or assets are subject. The execution, delivery and performance of this Subscription Agreement and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties, in each case, except as would not materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company. The sale of the Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

f.	Assuming the accuracy of the representations and warranties of the Subscriber contained in Section 9 hereof, the offer, issue and sale of the Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

g.	Except as would not have a material adverse effect on the Company, (i) there are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid, and (ii) there are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

h.	No representation or warranty of the Company contained in this Subscription Agreement and no certificate furnished or to be furnished to Subscriber at the closing (if any) contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

23.	Conditions to the Subscriber’s Obligation. The obligation of the Subscriber to purchase the Shares hereunder from the Company is subject to the satisfaction of the following conditions precedent:

a.	The representations and warranties of the Company contained herein shall be true and correct as of the execution of this Subscription Agreement by the Company as if made on and as of such date reflected on the Company’s acceptance page and as of the delivery of the Shares hereunder, and the Company shall have performed or observed all covenants, agreements and conditions contained herein to be performed or observed at or before such execution and delivery.

b.	The Company shall have delivered (i) the wire instructions and contact information for payment for the Shares indicated on Exhibit A, (ii) a fully completed and executed original of this Subscription Agreement (with its counterpart signature on its acceptance page), and (iii) a fully completed and executed Form W-9 (Taxpayer Identification Number Certification).

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24.	Counterparts. This Subscription Agreement may be executed by the Company and by the Subscriber in separate counterparts, each of which will be deemed an original.

25.	Acceptance. This Subscription Agreement is not binding on the Company until accepted in writing by an authorized officer of the Company.

26.	Miscellaneous.

a.	This Subscription Agreement is not assignable. It is and shall inure to the benefit of the parties, their successors and, subject to the above limitation, their assigns, and shall not be enforceable by any third party.

b.	This Subscription Agreement shall be governed by laws of the State of Colorado, without regard to conflict of laws principles. The parties to it consent to personal jurisdiction and venue exclusively in the State of Colorado with respect to any action, claim, controversy or proceeding brought with respect to this Subscription Agreement.

c.	This Subscription Agreement contains all oral and written agreements, representations and arrangements between the parties with respect to its subject matter, and no representations or warranties are made or implied, except as specifically set out in it. No modification, waiver or amendment of any of the provisions of this Subscription Agreement shall be effective unless in writing and signed by both parties to it.

d.	No waiver of any breach of any terms of this Subscription Agreement shall be effective unless made in writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall be construed as a waiver of any subsequent breach of that term or of any other term of the same or different nature.

e.	If any provision or portion of this Subscription Agreement or the application of it to any person or party or circumstances is found to be invalid or unenforceable under applicable law, the remainder of it will remain in effect.

f.	Each of the parties to this Subscription Agreement will cooperate and take such actions, and execute such other documents, at the execution of it or subsequently, as may be reasonably requested by the other in order to carry out its provisions and purposes.

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USFM CORPORATION

SUBSCRIPTION AGREEMENT INVESTOR INFORMATION PAGE

Investor Name(s):

Individual Investors

Date of Birth:

Nationality:

Residential Address:

Social Security Number:

Entity Investors

Registered Office Address of Investor:

U.S. Tax Identification Number:

Type of Legal Entity:

Date of Formation:

Jurisdiction of Formation:

Name and Title of Authorized Person Completing the Questionnaire:

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Primary Contact:

Cell phone:
Address:	Fax:
E-mail:

City:	State:	Zip:

Mailing Address (if different from street address):

Address:

City:	State:	Zip:

Copies of all correspondence should also be sent to the following person:

Name:	Cell phone:
Address:	Fax:
E-mail:

City:	State:	Zip:

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USFM CORPORATION

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The Subscriber hereby: (1) tenders the Subscription Amount and subscribes for the number of Shares indicated above and (2) acknowledges that the Company may issue fewer than the number of Shares you subscribed for in its sole discretion.

INDIVIDUALS

Signature	Spouse Signature

Date:	Date:

Print Name:	Print Name:

ENTITIES

Signature	Signature

Print Name of Trustee or Other Fiduciary	Print Name of Co-Trustee or Other Fiduciary

Title (if applicable)	Title (if applicable)

Date	Date

Signature of Grantor

Print Name of Grantor

Date

Signature Page to Subscription Agreement

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ACCEPTANCE PAGE
TO

SUBSCRIPTION AGREEMENT

The Company acknowledges receipt of, and accepts, the Subscription Agreement and payment of the Subscription Amount.

By:
Name:
Title:
Dated:

Signature Page to Subscription Agreement

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EXHIBIT A

SUBSCRIBER’S SHARES

Subscriber	Shares	Purchase Price

WIRE INSTRUCTIONS

* Some international banks require an 11-digit SWIFT/BIC (including a three-digit bank code); if prompted for additional characters, enter “XXX” as the final three digits.